Exhibit 99.D


                                    EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

                              WHISTLER FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase
                                Dated May 2, 2002


     ----------------------------------------------------------------------
                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
           RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, NEW YORK TIME, ON
              FRIDAY, MAY 31, 2002, UNLESS THE OFFER IS EXTENDED.
     ----------------------------------------------------------------------


          COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN OR DELIVER TO:

                                    PFPC Inc.
                                  P.O. Box 220
                               Claymont, DE 19703

                               Attn: Karl Garrett


                           For additional information:

                              Phone: (888) 697-9661
                                 (866) 306-0232

                               Fax (302) 791-3105
                                 (302) 793-8132


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

                             WHISTLER FUND, L.L.C.




Ladies and Gentlemen:

         The undersigned wishes to withdraw the tender of its limited liability company interest in WHISTLER FUND, L.L.C. (the "Fund"), or the tender of a portion of such interests, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated
_____________________.

Such tender was in the amount of:

         [ ]       Entire limited liability company interest.

         [ ] Portion of limited liability company interest expressed as a specific dollar value.

                                  $
                                   ----------------------

         [ ] Portion of limited liability company interest in excess of the Required Minimum Balance.

         The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Signature(s).

------------------------------------        ------------------------------------

FOR INDIVIDUAL INVESTORS                    FOR OTHER INVESTORS:
------------------------                    --------------------
AND JOINT TENANTS:
------------------

------------------------------------        ------------------------------------
Signature                                   Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
 APPEARED ON SUBSCRIPTION AGREEMENT)

------------------------------------        ------------------------------------
Print Name of Investor                      Signature
                                            (SIGNATURE OF OWNER(S) EXACTLY AS
                                            APPEARED ON SUBSCRIPTION AGREEMENT)

------------------------------------        ------------------------------------
Joint Tenant Signature if necessary         Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
 APPEARED ON SUBSCRIPTION AGREEMENT)

------------------------------------        ------------------------------------
Print Name of Joint Tenant                  Co-signatory if necessary
                                            (SIGNATURE OF OWNER(S) EXACTLY AS
                                            APPEARED ON SUBSCRIPTION AGREEMENT)


                                            ------------------------------------
                                            Print Name and Title of Co-signatory
------------------------------------        ------------------------------------

Date:
         ---------------------------


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